Simpson Manufacturing Co., Inc. 5956 W. Las Positas Boulevard Pleasanton, CA 94588 Phone: 800.925.5099 Fax: 925.847.1597 www.simpsonmfg.com   NEWS RELEASE  FOR IMMEDIATE RELEASE  SIMPSON MANUFACTURING CO., INC. ANNOUNCES THE APPOINTMENT OF KENNETH KNIGHT  TO ITS BOARD OF DIRECTORS  Pleasanton, CA – June 22, 2021 – Simpson Manufacturing Co., Inc. (the “Company”) (NYSE:  SSD), an industry leader in engineered structural connectors and building solutions, today  announced the Company’s Board of Directors (the “Board”) has appointed Kenneth Knight as a  non‐employee director of the Company, effective on June 21, 2021. The Board has also  appointed Mr. Knight to serve on its Audit and Finance Committee.   “I am thrilled to have Mr. Knight join our Board given his strong and extensive background in  industrial manufacturing at well‐known, leading public companies,” commented James  Andrasick, Chair of Simpson’s Board of Directors. “Mr. Knight brings a wealth of knowledge in  merger and acquisitions, customer and innovative growth, building supply management and  domestic and international sourcing and distribution. These attributes will be instrumental to  Simpson as it executes against various new growth opportunities as outlined by its five‐year  Company ambitions.”  Mr. Knight is currently serving as the Chief Operating Officer at Invitae Corporation, a leading  medical genetics company, a role he has held since 2020. Prior to that, Mr. Knight was Vice  President, Amazon Transportation Services, at Amazon.com, Inc. from 2019 to 2020, and served  as its Vice President, Global Delivery and Fulfillment, Human Resources from 2016 to 2019.  Prior to that, Mr. Knight held management positions at General Motors Company from 2004 to  2012 and at Caterpillar Inc. from 2012 to 2016. Mr. Knight also serves as a member of the  Georgia Tech President’s Advisory Board. Mr. Knight holds a Masters in Business Administration  and Management from the Sloan School of Management at the Massachusetts Institute of  Technology.   Exhibit 99.1

Simpson Manufacturing Co., Inc. 5956 W. Las Positas Boulevard Pleasanton, CA 94588 Phone: 800.925.5099 Fax: 925.847.1597 www.simpsonmfg.com   About Simpson Manufacturing Co., Inc.   Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its  subsidiary, Simpson Strong‐Tie Company Inc., designs, engineers and is a leading manufacturer  of wood construction products, including connectors, truss plates, fastening systems, fasteners  and shearwalls, and concrete construction products, including adhesives, specialty chemicals,  mechanical anchors, powder actuated tools and reinforcing fiber materials. The Company's  common stock trades on the New York Stock Exchange under the symbol "SSD."      CONTACT:     Addo Investor Relations  investor.relations@strongtie.com    (310) 829‐5400